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                                                                  EXHIBIT (4)(a)
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        PINNACLE FINANCIAL SERVICES, INC.

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

     1.   The present name of this Corporation is Pinnacle Financial Services,
Inc.

     2. This Corporation's identification number (CID) assigned by the Bureau is 325-614.

     3.   All former names of this Corporation are: N/A

     4. The date of filing the original Articles of Incorporation of this Corporation was March 7, 1986.

     The following Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation for this Corporation:

                                    ARTICLE I

     The name of the Corporation is: Pinnacle Financial Services, Inc.

                                   ARTICLE II

     The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Michigan.

                                   ARTICLE III

     The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 15,000,000 shares of Common Stock, having no par value per share.

     A statement of the designation of the powers and rights, and the qualifications, limitations or restrictions of the above class of capital stock shall be as follows:

     The Corporation has only one class of capital stock, Common Stock, with no par value per share, which has full voting rights and powers and all other rights and powers and no qualifications, limitations or restrictions.
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                                   ARTICLE IV

     SECTION 1. The street address of the current registered office of the Corporation is:

               830 Pleasant Street
               St. Joseph, Michigan 49085

     SECTION 2. The mailing address of the current registered office of the Corporation is:

               P. O. Box 48
               St. Joseph, Michigan 49085

     SECTION 3. The name of the current resident agent of the Corporation at the registered office is: John A. Newcomer

                                    ARTICLE V

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director except for liability:

     (1) For any breach of the director's duty of loyalty to the Corporation or its shareholders;

     (2) For acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

     (3) For a violation of Section 551(1) of the Michigan Business Corporation Act;

     (4) For any transaction from which the director derived an improper personal benefit;

     (5) For any acts or omissions occurring before the date this Article is filed by the Michigan Department of Commerce.

     If, after the adoption of this Article by the shareholders of the corporation, the Michigan Business Corporation Act is hereafter amended to further eliminate or limit the liability of a director, then a director of the corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall not be liable to the corporation or its shareholders to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

     Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
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     5.   These Restated Articles of Incorporation were duly adopted on the 16th day of October, 1996, in accordance with the provisions of Section 642 of the Act and were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

                                           Signed this 3rd day of December, 1996

                                        By /s/ Richard L. Schanze
                                           -------------------------------------
                                            Richard L. Schanze, Chairman





PREPARER'S NAME:

Mr. John A. Newcomer
Corporate Affairs Officer
Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, Michigan 49085